        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1998
                                             REGISTRATION NO. 333-________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                ---------------------
                                       FORM S-3

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ---------------------

                                 DAMES & MOORE GROUP

                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                                        95-4316617
   (STATE OR OTHER JURISDICTION                             (IRS EMPLOYER
   OF INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)
                                911 WILSHIRE BOULEVARD
                                      SUITE 700
                            LOS ANGELES, CALIFORNIA  90017
                                    (213) 996-2200
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                  CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                    MARK A. SNELL
                               EXECUTIVE VICE PRESIDENT
                            AND CHIEF FINANCIAL OFFICER
                          911 WILSHIRE BOULEVARD, SUITE 700
                            LOS ANGELES, CALIFORNIA  90017
                                    (213) 996-2200
                (NAME, ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                       COPY TO:
                                 JOHN M. NEWELL, ESQ.
                                   LATHAM & WATKINS
                          633 WEST FIFTH STREET, SUITE 4000
                            LOS ANGELES, CALIFORNIA  90071
                                    (213) 485-1234
                               ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective, depending on market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                   Title of Each                                         Proposed Maximum     Proposed Maximum        Amount of
                Class of Securities                     Amount to be      Offering Price     Aggregate Offering      Registration
                  to be Registered                       Registered        Per Unit (1)             Price                Fee
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $.01 per share....................................        78,496             $12.69             $996,114.24           $293.85
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                              --------------------------
(1) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for purposes of calculation of the registration fee on the basis of $12.69, the average of the high and low sales prices for the Common Stock on the New York Stock Exchange on April 27, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS           SUBJECT TO COMPLETION, DATED APRIL 30, 1998

                                    78,496 SHARES

                                 DAMES & MOORE GROUP

                                     COMMON STOCK

     This Prospectus relates to an aggregate of 78,496 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Dames & Moore Group, a Delaware corporation (the "Company"), being offered for sale from time to time by the selling stockholders named in this Prospectus (the "Selling Stockholders"). See "Plan of Distribution."

     The Company will not receive any proceeds from this offering. The Company has been advised by the Selling Stockholders that there are no underwriting arrangements with respect to the sale of the Shares, that the Shares may be offered hereby from time to time for the account of the Selling Stockholders in transactions on the New York Stock Exchange ("NYSE"), in negotiated transactions or a combination of both at prices related to prevailing market prices, or at negotiated prices. See "Selling Stockholders" and "Plan of Distribution." The Company will pay the expenses in connection with the registration of the Shares (other than any underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors, if any, to the Selling Stockholders) estimated to be $45,000.00.

     The Common Stock is traded on NYSE under the symbol "DM." On April 27, 1998, the last reported sale price of the Common Stock, as reported by NYSE, was $12.75 per share.


     SEE "RISK FACTORS" COMMENCING ON PAGE 3 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.



       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The Shares may be offered for sale by the Selling Stockholders from time to time in transactions effected on NYSE (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation), in privately negotiated transactions, or in a combination of such methods of sale. Such methods of sale may be conducted at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Stockholders or the purchasers of the Shares for whom they may act as agent or to whom they sell Shares as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts thereof). See "Plan of Distribution."

     The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


                    THE DATE OF THIS PROSPECTUS IS APRIL 30, 1998.

                                AVAILABLE INFORMATION


     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the New York Regional Office of the Commission, Seven World Trade Center, Suite 1300, New York, New York 10048, and at the Chicago Regional Office of the Commission, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information may also be inspected at the offices of the New York Stock Exchange, 86 Trinity Place, New York, New York 10006. The Commission also maintains a World Wide Web Site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission, at http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus or in any document incorporated by reference herein as to the contents of any contract or other documents referred to herein or therein are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement or such other documents, which may be obtained from the Commission as indicated above upon payment of the fees prescribed by the Commission. Each such statement is qualified in its entirety by such reference.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission (File No. 1-11075), are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1997, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended June 27, 1997, September 26, 1997, as amended by Amendment No. 1 thereto on Form 10-Q/A, filed on November 12, 1997, and December 26, 1997 and
(iii) the description of the Company's Capital Stock contained in the Company's Registration Statement on Form 8-A, filed on March 3, 1992, as amended by Amendment No. 1 thereto on Form 8-A/A, filed on March 25, 1992.
In addition, each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering of Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date such document is filed with the Commission.

     Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the Registration Statement or this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.
This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to such documents which are not specifically incorporated by reference into such documents) are available without charge, upon written or oral request by any person to whom this Prospectus has been delivered, from Robert M. Perry, Investor Relations, 911 Wilshire Boulevard, Suite 700, Los Angeles, California 90017, (213) 996-2200.

                                   RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS BEFORE PURCHASING ANY OF THE SHARES OFFERED HEREBY. CERTAIN INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONSTITUTES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL" "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE FOLLOWING FACTORS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

     ATTRACTION AND RETENTION OF PROFESSIONAL PERSONNEL. The Company's ability to attract and retain qualified engineers, scientists and other professionals, either through direct hiring or acquisition of other firms employing such professionals, will be an important factor in determining the Company's future success. The market for these professionals is competitive, and there can be no assurance that the Company will be successful in its efforts to attract and retain such professionals.

     POTENTIAL LIABILITY FOR ENGINEERING SERVICES. The Company's engineering practices, including general engineering and civil engineering services, involve professional judgments about the nature of soil conditions and other physical conditions, and about the probable effect of procedures to mitigate problems or otherwise impact those conditions. If those judgments and recommendations based upon them do not result in the anticipated consequences, losses to the Company's clients can occur for which the Company may be liable.

     POTENTIAL LIABILITY FOR CONSULTING SERVICES RELATING TO TOXIC AND HAZARDOUS MATERIALS AND THE ABILITY TO INSURE SUCH RISKS. The Company's consulting services involve professional judgments about the nature of soil conditions and other physical conditions, including the extent to which toxic and hazardous materials are present, and about the probable effect of procedures to mitigate problems or otherwise impact those conditions. If those judgments and recommendations based upon them do not result in the anticipated consequences, losses to the Company's clients can occur for which the Company may be liable. In addition, the Company's projects often involve hazardous and highly regulated material, the improper characterization, handling, or disposal of which could constitute violations of Federal, state or local statutes, and result in criminal fines and penalties.

     INSURANCE COVERAGE. The Company, through a wholly-owned subsidiary, insures the Company's risks for professional liability, workers' compensation, and general and automobile claims up to certain policy limits. Claims in excess of these limits are covered by unrelated insurance carriers. There can be no assurance that the dollar amount of the Company's liabilities will not exceed the policy limits. Management makes estimates and assumptions that affect the reported amount of liability and the disclosure of contingent liabilities. As claims develop, it is possible that the ultimate results of these claims may differ from management's estimates. In the opinion of management, based upon information it presently possesses, the resolution of these claims will not have a material adverse effect on the Company's consolidated financial position or results of operations.

     DEPENDENCE ON ENVIRONMENTAL REGULATION. Much of the Company's business is generated either directly or indirectly as a result of federal and state laws, regulations and programs related to environmental issues. United States' regulatory enforcement has weakened, and one of the key environmental laws, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), has not received congressional reauthorization. Accordingly, a reduction of these laws and regulations, or changes in governmental policies regarding the funding, implementation or enforcement of the programs, could have a material adverse effect on the Company's business. In addition, the laws and regulations often subject the Company to stringent regulation in the conduct of its operations.

     Although the liabilities imposed by the CERCLA (and other environmental legislation) are more directly related to the Company's clients, they could, under certain circumstances, give rise to liability on the part of the Company as a result of the Company's efforts in completing client assignments that involve transportation or disposal of contaminated samples or other hazardous materials belonging to its clients. Liabilities imposed by CERCLA can be joint and several where other parties are involved. In the opinion of management, it is unlikely that the Company's activities will result in any liability under either CERCLA or other environmental legislation in an amount which will have a material adverse effect on the Company's results of operations or financial condition, and management is not aware of any current activity by the Company which is likely to result in any such liability.

     COMPETITION. The Company is engaged in highly competitive markets in all of its service areas. The Company competes with both large and small firms; no single firm is dominant in any of the Company's primary service areas. Furthermore, given the expanding demand for the types of services provided by the Company, it is likely that additional competitors will emerge. At the same time, a fair amount of consolidation is occurring in the environmental business, particularly in the United States, due to mergers. There can be no assurance that the Company's revenues and results of operations will not at some point be adversely affected by these competitive forces.

     In addition, much of the Company's business is dependent upon approvals of projects or funding. Delays in these approvals do occur which can lead to overstaffing that can result in an imbalance of costs to revenue.

     FOREIGN OPERATIONS. The Company as a worldwide provider of services has operations in over 28 countries which exposes the Company to political, economic and other uncertainties such as fluctuating currency values and exchange controls of the foreign countries.

                                     THE COMPANY

     The Company comprises a global network of companies which provide discrete as well as integrated full-service multi-disciplinary consulting, planning, environmental, engineering, programming, and project and construction management services as well as strategic business communications and litigation support to a broad range of clients in both the private and public sectors. The Company takes advantage of the specialized expertise and integrated capabilities offered by the group companies, locally as well as globally. Currently, the Company is focused on expanding its clientele and business operations in Europe and the former Soviet Union, the Asia Pacific region and Latin America, and currently derives more than 14% of its net revenues from work performed outside the United States. The Company and its subsidiaries have 197 offices in major cities and countries worldwide, staffed by over 5,700 employees.

     The Company is a Delaware corporation and its principal executive offices are located at 911 Wilshire Boulevard, Suite 700, Los Angeles, California 90017, telephone number (213) 996-2200.

                                   USE OF PROCEEDS

     The proceeds from the sale of the Shares offered hereby are solely for the account of the Selling Stockholders. Accordingly, the Company will receive none of the proceeds from sales thereof. The Company will pay the expenses in connection with the registration of the Shares (other than any underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors, if any, to the Selling Stockholders).

                                 SELLING STOCKHOLDERS

     The following table sets forth certain information as of April 27, 1998 with respect to the number of Shares of Common Stock beneficially owned by each Selling Stockholder prior to this offering and the maximum number of Shares of Common Stock being offered hereby. Because the Selling Stockholders may offer all, a portion or none of the Shares offered pursuant to this Prospectus, no estimate can be given as to the number of Shares of Common Stock that will be held by each Selling Stockholder upon termination of this offering. See "Plan of Distribution." To the extent required, the names of any agent, dealer, broker or underwriter participating in any such sales and any applicable commission or discount with respect to the sale will be set forth in a supplement to this Prospectus. The Shares offered by means of this Prospectus may be offered from time to time by the Selling Stockholders named in the following table. Other than as a result of the ownership of Common Stock, none of the Selling Stockholders have had any material relationship with the Company within the past three years, except as noted herein.

                                                                                                             Number of Shares of
                                                                                                                Common Stock/
                                                                                                           Percentage of Class to
                                         Number of Shares of Common                                            be Owned After
                                            Stock Owned Prior to              Number of Shares                  Completion of
 Name                                           the Offering                    to be Sold                     the Offering(1)
 ----                                           ------------                    -----------                    ---------------
 Sara L. Parker                                    86,345                             43,172                   43,173/.0024%
 Edwin L. Parker(2)                                45,528                             22,764                   22,764/.0012%
 Lisa M. Parker                                    12,559                              6,280                    6,279/.0003%
 Michael E. Parker                                 12,559                              6,280                    6,279/.0003%



--------------------

(1) The percentages in this column were calculated according to the number of issued and outstanding shares of Common Stock as of March 30, 1998.
(2) Mr. Parker is President of Signet Testing Laboratories, Inc., a wholly-owned subsidiary of the Company.


                                 PLAN OF DISTRIBUTION

     The Company will not receive any of the proceeds from this offering. The Company has been advised by the Selling Stockholders that the Selling Stockholders may sell all or a portion of the Shares offered hereby from time to time on the NYSE (or through the facilities of any national securities exchange or U.S. automated interdealer quotation system of a registered national securities association on which any of the Shares are then listed, admitted to unlisted trading privileges or included for quotation) on terms to be determined at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers. Alternatively, any of the Selling Stockholders may from time to time offer the Shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Stockholders and the purchasers of the Shares to whom they may act as agent. To the extent required, the aggregate number of Shares of Common Stock to be sold, the names of the Selling Stockholders, the purchase price, the name of any such agent, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.
The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by the Selling Stockholders hereby will be the purchase price of such Shares less any commissions. There is no assurance that the Selling Stockholders will sell any or all of the Shares offered hereby.

     The Shares may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such securities or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection therewith.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Asset Purchase Agreement, dated March 30, 1998, by and between Signet Testing Laboratories, Inc., a Delaware Corporation and a wholly-owned subsidiary of the Company, and Signet Acquisition Corporation, a California corporation (the "Asset Purchase Agreement"), provides that the Company must maintain the effectiveness of this Registration Statement for not less than 90 days following the date the Registration Statement is declared effective or such earlier date when all the Shares of Common Stock covered by the Registration Statement have been resold. The Company will pay the expenses in connection with the registration of the Shares (other than any underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors, if any, to the Selling Stockholders).


                                    LEGAL MATTERS

     Certain legal matters relating to the validity of the Shares offered hereby will be passed upon for the Company by Latham & Watkins, Los Angeles, California.

                                       EXPERTS

     The financial statements of the Company, as of March 28, 1997 and March 29, 1996, and for each of the years in the three-year period ended March 28, 1997, have been incorporated by reference herein in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS IN CONNECTION WITH THIS OFFERING MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                                  -----------------

                                  TABLE OF CONTENTS

                                                                           PAGE
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain Documents by Reference. . . . . . . . . . . . . . . 2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6




                                    78,496 SHARES









                                 DAMES & MOORE GROUP



                                     COMMON STOCK









                                 -------------------

                                      PROSPECTUS

                                 -------------------






                                    April 30, 1998





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates.


             SEC Registration Fee  . . . . . . . . . . .    $   293.85
             Printing Expenses . . . . . . . . . . . . .      5,000.00
             Legal Fees and Expenses . . . . . . . . . .     25,000.00
             Accounting Fees and Expenses. . . . . . . .      5,000.00
             Miscellaneous Expenses. . . . . . . . . . .      9,706.15

                                                       ---------------
                  Total. . . . . . . . . . . . . . . . .    $45,000.00
                                                       ---------------
                                                       ---------------


     All of the costs identified above will be paid by the Company.


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 102 of the Delaware General Corporation Law ("DGCL"), the Company's Restated Certificate of Incorporation eliminates personal liability of its respective directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. If the DGCL is amended hereafter further to eliminate or limit the personal liability of directors, the liability of a director of the Company shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended.

     As permitted by Section 145 of the DGCL, the Company's Restated Bylaws provide for the indemnification of an officer, director, employee or agent of the Company against expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlements) which were reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent authorized by the DGCL. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding must be paid by the Company in advance of the final disposition of the action, suit or proceeding, upon receipt, if required by the DGCL or other applicable law, of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company as authorized by its Restated Bylaws.

     The indemnification and advancement of expenses authorized in or ordered by a court as provided in the foregoing paragraphs does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Restated Certificate of Incorporation, the Restated Bylaws, or any other agreement or pursuant to a vote of stockholders or disinterested directors, or otherwise. If a claim for indemnification or payment of expenses under Article VI, Section 1 of the Restated Bylaws is not paid in full within ninety (90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim, together with interest thereon, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     The Company's Restated Bylaws permit the Company to (i) purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of Article VI, Section 1 of the Restated Bylaws, or (ii) create a trust fund, grant a security interest or use other means, (including, without limitation, letters or credit, surety bonds or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law. The Company has purchased liability insurance providing its directors and officers with coverage with respect to certain liabilities.

Item 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      EXHIBIT NO.       DESCRIPTION OF EXHIBIT
      -----------       ----------------------
          2.1           Asset Purchase Agreement dated March 31, 1995 among
                        O'Brien-Kreitzberg Inc., OBrien-Kreitzberg & Associates,
                        Inc., Fred C. Kreitzberg, the Kreitzberg 1994
                        Revocable Trust, and Richard Sklar (incorporated
                        herein by reference to Exhibit 2.1 of the Company's
                        Current Report on Form 8-K filed on April 6, 1995).

          2.2 Purchase Agreement dated April 6, 1995 for the purchase of shares of Walk, Haydel & Associates, Inc.
                        (incorporated herein by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K filed on
                        April 11, 1995).

          2.3 Stock Purchase Agreement dated November 5, 1996 for the purchase of shares of DM Investors, Inc., (Hochtief)
                        (incorporated herein by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K filed on
                        November 19, 1996).

          4.1 Note Purchase Agreement dated as of March 15, 1996 between the Company and the Noteholders (incorporated herein by reference to Exhibit 4.1 of the Company's
                        Annual Report on Form 10-K for the year ended March
                        29, 1996).

          4.2           First Amendment dated as of April 15, 1996, to the Note
                        Purchase Agreement dated as of March 15, 1996
                        (incorporated herein by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-K for the year ended March 28, 1997).

          4.3           Second Amendment dated as of November 18, 1996 to the
                        Note Purchase Agreement dated as of March 15, 1996
                        (incorporated herein by reference to Exhibit 4.3 of the Company's Annual Report on Form 10-K for the year ended March 28, 1997).

          4.4 Note Purchase Agreement dated as of December 16, 1996 between the Company and the Noteholders (incorporated herein by reference to Exhibit 4.4 of the Company's
                        Annual Report on Form 10-K for the year ended March
                        28, 1997).

          4.5           Third Amendment dated as of December 16, 1996, to the
                        Note Purchase Agreement dated as of March 15, 1996
                        (incorporated herein by reference to Exhibit 4.5 of the Company's Annual Report on Form 10-K for the year ended March 28, 1997).

          4.6           Rights Agreement, dated as of March 28, 1997 between
                        Dames & Moore, Inc. and ChaseMellon Shareholder
                        Services LLC, which includes the form of Certificate of Designations of Series A Junior Participating
                        Preferred Stock of Dames & Moore, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Share Purchase Rights Plans as Exhibit C
                        (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on March
                        24, 1997).

          5.1           Opinion of Latham & Watkins.

          23.1          Consent of Latham & Watkins (included in Exhibit 5.1).

          23.3          Consent of KPMG Peat Marwick LLP.

          24.1          Power of Attorney (included on Page II-6).


Item 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Los Angeles, State of California on the 28th day of April 1998.


                                       DAMES & MOORE GROUP


                                       By:  /s/ MARK A. SNELL
                                          -----------------------------------
                                              Mark A. Snell
                                              Executive Vice President and
                                              Chief Financial Officer


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur C. Darrow, Mark A. Snell and Leslie S. Puget to be his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments and any Registration Statement pursuant to Rule 462(b)), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:

        Signatures                             Title                               Date
        ----------                             -----                               ----
    /s/ ARTHUR C. DARROW        President, Chief Executive Officer and         April 28, 1998
----------------------------    Director
        Arthur C. Darrow


    /s/ MARK A. SNELL           Executive Vice President and Chief             April 28, 1998
----------------------------    Financial Officer
        Mark A. Snell


    /s/ LESLIE S. PUGET         Corporate Controller                           April 28, 1998
----------------------------
        Leslie S. Puget


    /s/ ROBERT M. PERRY         Executive Vice President, Corporate Affairs    April 28, 1998
----------------------------    and Director
        Robert M. Perry

                                     II-5

    /s/ GEORGE D. LEAL          Chairman of the Board and Director             April 28, 1998
----------------------------
        George D. Leal


    /s/ HARALD PEIPERS          Director                                       April 28, 1998
----------------------------
        Harald Peipers


    /s/ MICHAEL R. PEEVY        Director                                       April 28, 1998
----------------------------
        Michael R. Peevy


    /s/ ANTHONY R. MOORE        Director                                       April 28, 1998
----------------------------
        Anthony R. Moore


    /s/ ARTHUR E. WILLIAMS      Director                                       April 28, 1998
----------------------------
        Arthur E. Williams


    /s/ A. EWAN MACDONALD       Director                                       April 28, 1998
----------------------------
        A. Ewan Macdonald


    /s/ GARY R. KRIEGER         Director                                       April 28, 1998
----------------------------
        Gary R. Krieger


    /s/ ROBERT F. CLARKE        Director                                       April 28, 1998
----------------------------
        Robert F. Clarke


    /s/ URSULA M. BURNS         Director                                       April 28, 1998
----------------------------
        Ursula M. Burns


                                EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------
   2.1              Asset Purchase Agreement dated March 31, 1995 among
                    O'Brien-Kreitzberg Inc., OBrien-Kreitzberg & Associates,
                    Inc., Fred C. Kreitzberg, the Kreitzberg 1994  Revocable
                    Trust, and Richard Sklar (incorporated herein by
                    reference to Exhibit 2.1 of the Company's Current Report
                    on Form 8-K filed on April 6, 1995).

   2.2 Purchase Agreement dated April 6, 1995 for the purchase of shares of Walk, Haydel & Associates, Inc. (incorporated herein by reference to Exhibit 2.1 of the Company's
                    Current Report on Form 8-K filed on April 11, 1995).

   2.3 Stock Purchase Agreement dated November 5, 1996 for the purchase of shares of DM Investors, Inc., (Hochtief)
                    (incorporated herein by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K filed on November
                    19, 1996).

   4.1 Note Purchase Agreement dated as of March 15, 1996 between the Company and the Noteholders (incorporated herein by reference to Exhibit 4.1 of the Company's Annual Report on Form 10-K for the year ended March 29, 1996).

   4.2              First Amendment dated as of April 15, 1996, to the Note
                    Purchase Agreement dated as of March 15, 1996
                    (incorporated herein by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-K for the year ended
                    March 28, 1997).

   4.3              Second Amendment dated as of November 18, 1996 to the Note
                    Purchase Agreement dated as of March 15, 1996
                    (incorporated herein by reference to Exhibit 4.3 of the Company's Annual Report on Form 10-K for the year ended
                    March 28, 1997).

   4.4 Note Purchase Agreement dated as of December 16, 1996 between the Company and the Noteholders (incorporated herein by reference to Exhibit 4.4 of the Company's
                    Annual Report on Form 10-K for the year ended March 28,
                    1997).

   4.5              Third Amendment dated as of December 16, 1996, to the Note
                    Purchase Agreement dated as of March 15, 1996
                    (incorporated herein by reference to Exhibit 4.5 of the Company's Annual Report on Form 10-K for the year ended
                    March 28, 1997).

   4.6              Rights Agreement, dated as of March 28, 1997 between Dames &
                    Moore, Inc. and ChaseMellon Shareholder Services LLC, which includes the form of Certificate of Designations of Series A Junior Participating Preferred Stock of Dames &
                    Moore, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Share Purchase Rights
                    Plans as Exhibit C (incorporated by reference to Exhibit
                    4.1 to the Company's Current Report on Form 8-K filed on
                    March 24, 1997).

   5.1              Opinion of Latham & Watkins.

   23.1              Consent of Latham & Watkins (included in Exhibit 5.1).

   23.3              Consent of KPMG Peat Marwick LLP.

   24.1              Power of Attorney (included on Page II-6).

                                     II-7